Exhibit 99.1

Lennox International Updates Status of SEC Inquiry

DALLAS, Jan. 31 /PRNewswire-FirstCall/ — Lennox International Inc. (NYSE: LII) announced today that a previously disclosed informal inquiry being conducted by the Securities and Exchange Commission (SEC) has been converted to a formal investigation. LII previously reported it notified the SEC of the independent inquiry by the audit committee of the company’s board of directors into accounting practices at the company’s Service Experts Canadian operations, after which the SEC began an informal inquiry into this matter. LII will continue to fully cooperate with the SEC’s ongoing investigation.

(Logo: http://www.newscom.com/cgi-bin/prnh/20020304/DAM053LOGO )

Operating in over 100 countries, Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII”. Additional information is available at: http://www.lennoxinternational.com or by contacting Bill Moltner, Vice President, Investor Relations, at 972-497-6670.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see LII’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE            Lennox International Inc.
     -0- 01/31/2005
     /CONTACT: Bill Moltner, Vice President, Investor Relations of Lennox
International Inc., +1-972-497-6670/
     /Photo: NewsCom: http://www.newscom.com/cgi-bin/prnh/20020304/DAM053LOGO
          AP Archive: http://photoarchive.ap.org
          PRN Photo Desk, photodesk@prnewswire.com /
     /Web site: http://www.lennoxinternational.com /
     (LII)

CO: Lennox International Inc.; Securities and Exchange Commission
ST: Texas, District of Columbia
IN: CST
SU:
GN-AP
— DAM045 —
3264 01/31/2005 18:03 EST http://www.prnewswire.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Lennox International’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.